SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2003

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Supplemental portfolio information at June 30, 2003 (including press release dated July 30, 2003)

Item 9.	Regulation FD Disclosure (Information provided under Item 12-Results of Operations and Financial Condition).

The following information is being provided under Item 12-Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the SEC in release No. 33-8216. As a result, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”).

On July 30, 2003, Federal Realty Investment Trust issued supplemental data pertaining to its operations as well as a press release to report its financial results for the quarter ended June 30, 2003. The supplemental data and press release are furnished as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: July 30, 2003	/s/ Larry E. Finger
Larry E. Finger
Senior Vice President,
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exh No.	Exhibit	Page No.

99	Supplemental information at June 30, 2003	4

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